                                 EXHIBIT 5(a)

August 23, 2000
E.I. duPont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898

Sir/Madam:

          Reference is made to the Registration Statement being filed by you with the Securities and Exchange Commission, relating to twenty-seven thousand (27,000) shares of E.I. duPont de Nemours and Company (hereinafter called "the Company") $0.30 par value Common Stock ("Common Stock"). It is my opinion that:

          (a) the Company is duly organized and existing under the laws of the State of Delaware; and

          (b) all shares of Common Stock so registered are or will when sold, be legally issued, fully paid and nonassessable.

          I hereby consent to the use of this opinion in connection with the above-mentioned Registration Statement.

                                                  Very truly yours,



                                                  Stacey J. Mobley
                                                  Senior Vice President
                                                  and Chief Administrative
                                                  Officer and General Counsel